SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 15, 2008


                              STATION CASINOS, INC
                              --------------------
             (Exact name of registrant as specified in its charter)


      Nevada                       000-21640           88-0136443
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(State or other jurisdiction    (Commission         (I.R.S. Employer
of incorporation)               File Number)       Identification No.)


1505 South Pavilion Center Drive, Las Vegas, Nevada             89135
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (702) 495-3000
                                                    ----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))



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ITEM 8.01.  OTHER EVENTS

      ITEM 8.01. OTHER EVENTS

      As previously disclosed, on November 13, 2003, Station Casinos, Inc. (the "Company") agreed to purchase a 50% interest in MPM Enterprises, LLC, a Michigan limited liability company ("MPM"). Concurrently with our agreement to purchase that interest, MPM and the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians, a federally recognized Native American tribe commonly referred to as the Gun Lake Tribe ("Gun Lake"), entered into amended Development and Management Agreements, pursuant to which MPM agreed to assist Gun Lake in developing and operating a gaming and entertainment project to be located in Allegan County, Michigan. On July 29, 2005, MPM and Gun Lake entered into amended and restated Development and Management Agreements.

      On February 27, 2004, the United States Department of the Interior (the "DOI") issued a Finding Of No Significant Impact with respect to the proposed project. On May 13, 2005, the DOI published in the Federal Register a Notice of Final Agency Determination (the "Determination") to take certain land into trust for the benefit of Gun Lake. The publication commenced a thirty-day period in which interested parties could seek judicial review of the Determination. On June 13, 2005, Michigan Gambling Opposition (the "Plaintiffs") filed a complaint (the "Complaint") in the United States District Court, District of Columbia (the "District Court"), seeking declaratory and injunctive relief against the DOI and officials of the DOI. The Complaint seeks judicial review of the Determination.

      On February 23, 2007, the District Court issued its decision in favor of the DOI and Gun Lake, finding that there were no facts which would entitle the Plaintiffs to any relief on the four issues raised in the Complaint, and granted the parties' motion to dismiss or, in the alternative for summary judgment. The District Court, however, stayed its decision pending Plaintiff's appeal. On April 29, 2008, the United States Court of Appeals for the District of Columbia (the "Court of Appeals") affirmed the District Court's dismissal of the lawsuit filed by the Plaintiffs.

      On May 13, 2008, the Plaintiffs filed a petition for rehearing en banc with the Court of Appeals. On July 25, 2008, the Court of Appeals denied the Plaintiffs' petition for rehearing en banc. On July 29, 2008, the Plaintiffs filed an emergency motion for stay of mandate pending petition for certiorari. On August 15, 2008, the Court of Appeals granted the emergency motion for stay of mandate. It is anticipated that the Plaintiffs will file a petition for certiorari seeking review of the Court of Appeals' decision by the United States Supreme Court by October 27, 2008.

      As with all litigation, no assurances can be provided as to the timing or outcome of this lawsuit. The timing and feasibility of the project are dependent upon the receipt of the necessary governmental and regulatory approvals. The Company plans to continue contributing financial support to this project, even though there can be no assurances as to when or if the necessary governmental and regulatory approvals will be obtained for the project.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Station Casinos, Inc.



Date:       August 20, 2008            By:   /s/ Thomas M. Friel
                                             -------------------------------
                                             Thomas M. Friel
                                             Executive Vice President, Chief
                                             Accounting Officer and Treasurer